FICO Announces Earnings of $1.25 per Share for Fourth Quarter Fiscal 2017

Revenues of $253 million vs. $236 million in prior year

SAN JOSE, Calif., Nov. 1, 2017 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2017.

Fourth Quarter Fiscal 2017 GAAP Results
Net income for the quarter totaled $40.0 million, or $1.25 per share, versus $32.1 million, or $1.00 per share, reported in the prior year period. The current quarter earnings include a reduction to income tax expense of $1.2 million, or $0.04 per share, associated with the adoption of FASB Accounting Standards Update No. 2016-09 ("ASU 2016-09").

Net cash provided by operating activities for the quarter was $54.2 million versus $32.5 million in the prior year period.

Fourth Quarter Fiscal 2017 Non-GAAP Results
Non-GAAP Net Income for the quarter was $52.7 million vs. $41.4 million in the prior year period. Non-GAAP EPS for the quarter was $1.65 vs. $1.28 in the prior year period. Free cash flow for the quarter was $49.2 million vs. $22.5 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2017 GAAP Revenues
The company reported revenues of $253.2 million for the quarter as compared to $235.8 million reported in the prior year period.

"We had an outstanding finish to our fiscal 2017," said Will Lansing, chief executive officer. "We had record revenues, record bookings, and have strong momentum entering 2018."

Revenues for the fourth quarter of fiscal 2017 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $150.3 million in the fourth quarter, up 1% from the prior year.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $72.0 million in the fourth quarter, compared to $62.8 million in the prior year quarter, an increase of 15%. B2B revenue increased 13% and B2C revenue increased 17% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $30.9 million in the fourth quarter compared to $24.0 million in the prior year quarter, an increase of 29%, due primarily to increased license sales and services of Xpress Optimization.

Outlook
The company is providing guidance for fiscal 2018 of approximately:

	Fiscal 2018 without Excess Tax Benefit	Estimated Impact of Excess Tax Benefit *	Fiscal 2018 Guidance
Revenue	$990 million		$990 million
GAAP Net Income	$119 million	$20 million	$139 million
GAAP EPS	$3.71	$0.62	$4.33
Non GAAP Net Income	$171 million		$171 million
Non GAAP EPS	$5.32		$5.32

*The impact of Excess Tax Benefit (ASU 2016-09) on fiscal 2017 results increased GAAP Net Income by $25 million and GAAP EPS by $0.77 per share.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2017 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through November 1, 2018.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2016 and Form 10-Q for the quarter ended June 30, 2017. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2017	2016
ASSETS:
Current assets:
Cash and cash equivalents	$ 105,618	$ 75,926
Accounts receivable, net	168,586	167,786
Prepaid expenses and other current assets	36,727	23,926
Total current assets	310,931	267,638

Marketable securities and investments	25,515	21,936
Property and equipment, net	40,703	45,122
Goodwill and intangible assets, net	825,599	832,034
Other assets	52,872	53,946
	$ 1,255,620	$ 1,220,676

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 51,614	$ 50,732
Accrued compensation and employee benefits	77,610	71,216
Deferred revenue	55,431	47,129
Current maturities on debt	142,000	77,000
Total current liabilities	326,655	246,077

Long-term debt	462,801	493,624
Other liabilities	39,627	34,147
Total liabilities	829,083	773,848

Stockholders' equity	426,537	446,828
	$ 1,255,620	$ 1,220,676

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Transactional and maintenance	$ 171,056	$ 154,218	$ 652,660	$ 605,919
Professional services	50,871	51,940	179,569	169,738
License	31,278	29,666	99,940	105,699
Total revenues	253,205	235,824	932,169	881,356

Operating expenses:
Cost of revenues	75,202	74,298	287,123	265,173
Research & development	30,226	27,773	110,870	103,669
Selling, general and administrative	84,262	85,429	339,796	328,940
Amortization of intangible assets	2,712	3,409	12,709	13,982
Restructuring and acquisition-related	-	-	4,471	-
Total operating expenses	192,402	190,909	754,969	711,764
Operating income	60,803	44,915	177,200	169,592
Other expense, net	(6,601)	(6,556)	(25,876)	(25,023)
Income before income taxes	54,202	38,359	151,324	144,569
Provision for income taxes	14,158	6,255	23,068	35,121
Net income	$ 40,044	$ 32,104	$ 128,256	$ 109,448

Basic earnings per share:	$ 1.31	$ 1.04	$ 4.16	$ 3.52
Diluted earnings per share:	$ 1.25	$ 1.00	$ 3.98	$ 3.39

Shares used in computing earnings per share:
Basic	30,534	30,916	30,862	31,129
Diluted	31,963	32,221	32,245	32,308

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$ 128,256	$ 109,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,214	31,633
Share-based compensation	61,222	55,509
Changes in operating assets and liabilities	4,347	13,484
Other, net	(4,395)	194
Net cash provided by operating activities (1)	225,644	210,268

Cash flows from investing activities:
Purchases of property and equipment	(19,828)	(21,969)
Cash paid for acquisitions, net of cash acquired	-	(5,683)
Other, net	(777)	37
Net cash used in investing activities	(20,605)	(27,615)

Cash flows from financing activities:
Proceeds from revolving line of credit	190,000	122,000
Payments on revolving line of credit	(84,000)	(99,000)
Payment on Senior Notes	(72,000)	(60,000)
Proceeds from issuances of common stock	14,474	17,828
Taxes paid related to net share settlement of equity awards	(40,232)	(29,955)
Repurchases of common stock	(187,629)	(138,399)
Other, net	(1,238)	(2,489)
Net cash used in financing activities (1)	(180,625)	(190,015)

Effect of exchange rate changes on cash	5,278	(2,832)

Increase (decrease) in cash and cash equivalents	29,692	(10,194)
Cash and cash equivalents, beginning of year	75,926	86,120
Cash and cash equivalents, end of year	$ 105,618	$ 75,926

(1)

During the quarter ended December 31, 2016, we adopted Accounting Standards Update No. 2016-09 which addresses, among other items,updates to the presentation of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction ofoperating cash flows. We have adopted changes to our condensed consolidated statements of cash flows on a retrospective basis. The impact to net cash provided by operating activities and net cash used in financing activities for the year ended September 30, 2016 was $25.0 million.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016

Applications revenues:
Transactional and maintenance	$ 90,524	$ 83,813	$ 348,861	$ 328,472
Professional services	38,886	43,370	141,857	138,775
License	20,873	21,836	62,449	65,395
Total Applications revenues	$ 150,283	$ 149,019	$ 553,167	$ 532,642

Scores revenues:
Transactional and maintenance	$ 69,524	$ 59,392	$ 259,780	$ 233,655
Professional services	847	1,503	2,849	4,185
License	1,654	1,916	3,725	3,219
Total Scores revenues	$ 72,025	$ 62,811	$ 266,354	$ 241,059

Decision Management Software revenues:
Transactional and maintenance	$ 11,008	$ 11,013	$ 44,019	$ 43,792
Professional services	11,138	7,067	34,863	26,778
License	8,751	5,914	33,766	37,085
Total Decision Management Software revenues	$ 30,897	$ 23,994	$ 112,648	$ 107,655

Total revenues:
Transactional and maintenance	$ 171,056	$ 154,218	$ 652,660	$ 605,919
Professional services	50,871	51,940	179,569	169,738
License	31,278	29,666	99,940	105,699
Total revenues	$ 253,205	$ 235,824	$ 932,169	$ 881,356

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP net income	$ 40,044	$ 32,104	$ 128,256	$ 109,448
Amortization of intangible assets	2,712	3,409	12,709	13,982
Restructuring and acquisition-related	-	-	4,471	-
Stock-based compensation expense	17,676	13,804	61,222	55,508
Income tax adjustments	(6,515)	(4,676)	(24,316)	(20,235)
Excess tax benefit	(1,198)	-	(24,746)	-
Adjustment to foreign tax credit and tax reserves	-	(3,287)	-	(3,287)
Non-GAAP net income	$ 52,719	$ 41,355	$ 157,596	$ 155,417

GAAP diluted earnings per share	$ 1.25	$ 1.00	$ 3.98	$ 3.39
Amortization of intangible assets	0.08	0.11	0.39	0.43
Restructuring and acquisition-related	-	-	0.14	-
Stock-based compensation expense	0.55	0.43	1.90	1.72
Income tax adjustments	(0.20)	(0.15)	(0.75)	(0.63)
Excess tax benefit	(0.04)	-	(0.77)	-
Adjustment to foreign tax credit and tax reserves	-	(0.10)	-	(0.10)
Non-GAAP diluted earnings per share	$ 1.65	$ 1.28	$ 4.89	$ 4.81

Free cash flow
Net cash provided by operating activities	$ 54,221	$ 32,542	$ 225,644	$ 210,266
Capital expenditures	(5,036)	(9,428)	(19,828)	(21,969)
Dividends paid	-	(619)	(1,238)	(2,488)
Free cash flow	$ 49,185	$ 22,495	$ 204,578	$ 185,809

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Fiscal 2018 Guidance before Excess Tax Benefit	Estimated Excess Tax Benefit	Fiscal 2018 Guidance

GAAP net income	$ 119	$ 20	$ 139
Amortization of intangible assets	7	-	7
Stock-based compensation expense	67	-	67
Income tax adjustments	(22)	-	(22)
Excess tax benefit	-	(20)	(20)
Non-GAAP net income	$ 171	$ -	$ 171

GAAP diluted earnings per share	$ 3.71	$ 0.62	$ 4.33
Amortization of intangible assets	0.22	-	0.22
Stock-based compensation expense	2.09	-	2.09
Income tax adjustments	(0.69)	-	(0.69)
Excess tax benefit	-	(0.62)	(0.62)
Non-GAAP diluted earnings per share	$ 5.32	$ -	$ 5.32

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related,excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measuresis not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain itemsthat may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com; or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com